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                                                                  EXHIBIT 23(b)




CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Dollar General Corporation on Form S-8 (Nos. 33-23796, 33-31827, 33-51589 and 33-51591) of our report dated March 5, 1997 on our audits of the consolidated financial statements of Dollar General Corporation and Subsidiaries as of January 31, 1997 and for the years ended January 31, 1997 and 1996, which report is included in the Annual Report on Form 10-K.



/s/ Coopers & Lybrand L.L.P.

Louisville, Kentucky
April 17, 1998